FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
April 24, 2018	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces record results for the first quarter of 2018 with earnings per share available to common stockholders of $0.43 (as reported) and $0.45 (as adjusted), representing growth of 48.3% and 45.2% over the same quarter a year ago.
Key Performance Highlights for the Three Months ended March 31, 2018 vs. March 31, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	3/31/2017	3/31/2018	Change % / bps	3/31/2017	3/31/2018	Change % / bps
Total revenue[2]	$121,626	$253,077	108.1%	$125,751	$262,568	108.8%
Net income available to common	39,067	96,873	148.0	41,461	100,880	143.3
Diluted EPS available to common	0.29	0.43	48.3	0.31	0.45	45.2
Net interest margin[3]	3.42%	3.54%	12	3.55%	3.60%	5
Return on average tangible common equity	14.31	16.55	224	15.19	17.24	205
Return on average tangible assets	1.20	1.39	19	1.27	1.45	18
Operating efficiency ratio[4]	49.6	44.2	(540)	43.7	40.3	(340)

▪	Record net income available to common stockholders of $96.9 million (as reported) and $100.9 million (as adjusted).

▪	Reported diluted earnings per share available to common stockholders of $0.43; growth of 48.3% over prior year.

▪	Adjusted diluted earnings per share available to common stockholders of $0.45; growth of 45.2% over prior year.

▪	Total portfolio loans, gross were $19.9 billion and total deposits were $20.6 billion at March 31, 2018.

▪	Completed acquisition of Advantage Funding Management Co., Inc. in April 2018, including $457.0 million loan portfolio.

▪	Tangible book value per common share[1] of $10.68 at March 31, 2018; growth of 28.4% over the prior year.
Key Performance Highlights for the Three Months ended March 31, 2018 vs. December 31, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2017	3/31/2018	Change % / bps	12/31/2017	3/31/2018	Change % / bps
Total revenue[2]	$257,786	$253,077	(1.8)%	$265,014	$262,568	(0.9)%
Net (loss) income available to common	(35,281)	96,873	NM	87,171	100,880	15.7
Diluted EPS available to common	(0.16)	0.43	NM	0.39	0.45	15.4
Net interest margin[3]	3.57%	3.54%	(3)	3.67%	3.60%	(7)
Return on average tangible common equity	(5.87)	16.55	NM	14.49	17.24	275
Return on average tangible assets	(0.51)	1.39	NM	1.25	1.45	20
Operating efficiency ratio[4]	97.3	44.2	(5,310)	41.4	40.3	(110)
NM - represents not meaningful given the Company reported a net loss in fourth quarter of 2017.

▪	Growth in adjusted diluted earnings per share available to common stockholders of 15.4% over the linked quarter.

▪	Integration of Astoria Financial Corporation is on-track; adjusted operating efficiency ratio at record low of 40.3%.

▪	Growth in average commercial loan balances of $320.1 million over the linked quarter.

▪
Real estate consolidation strategy is underway; consolidated one financial center in the first quarter and announced sale of Lake Success headquarters; six financial centers anticipated to close in the second quarter of 2018.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 17.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets.
4. See page 18 and 19 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – April 24, 2018 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three months ended March 31, 2018. Net income available to common stockholders for the quarter ended March 31, 2018 was $96.9 million, or $0.43 per diluted share, compared to net loss available to common stockholders of $35.3 million, or $0.16 per diluted share, for the linked quarter ended December 31, 2017, and net income available to common stockholders of $39.1 million, or $0.29 per diluted share, for the three months ended March 31, 2017.
Results for the first quarter of 2018 were impacted by a loss on sale of securities of $5.4 million as the Company continued its earning asset repositioning strategy and generated liquidity for the acquisition of Advantage Funding Management Co., Inc. (“Advantage Funding”), which closed on April 2, 2018. Please refer to the section below “Reconciliation of GAAP Results to Adjusted Results (non-GAAP)” for additional information.
President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We had strong performance in the first quarter of 2018 across all key metrics with record adjusted net income available to common stockholders of over $100.0 million and adjusted diluted earnings per share available to common stockholders of $0.45, which represents growth of 143.3% and 45.2%, respectively, over the first quarter of 2017. Our adjusted return on average tangible assets was 1.45% and our adjusted return on average tangible common equity was 17.24%. As of March 31, 2018, our total assets were $30.5 billion, gross portfolio loans were $19.9 billion and total deposits were $20.6 billion.

“The transition of our earning assets and balance sheet to a more optimal mix is well underway. The average balance of commercial loans increased by $320.1 million in the first quarter, while the average balance of residential mortgage loans decreased by $191.4 million. We will continue to replace lower yielding assets that we acquired in the merger with Astoria Financial Corporation (“Astoria”) with higher yielding, more diversified commercial loans that we originate through our teams or purchase in opportunistic situations, such as the acquisition of Advantage Funding. We anticipate this strategy will allow us to maintain and increase our tax equivalent net interest margin, which was 3.15% in the first quarter of 2018 excluding the impact of accretion income on acquired loans.

“We are ahead of plan on our acquisition of Astoria, and to date we have made significant progress on the integration of personnel, systems, facilities and all other areas of Astoria’s operations. Excluding the amortization of intangibles, operating expenses were $105.7 million in the first quarter, which represented a decrease of $3.9 million relative to the linked quarter and an annual run-rate of $428.7 million. Our adjusted operating efficiency ratio reached a record low of 40.3%. Comparing this quarter’s performance to the same quarter a year ago, our operating leverage ratio, which we define as growth in operating revenues divided by growth in operating expenses, was 2.7x. We still have much work to do to fully capture the benefits of our acquisition of Astoria, but we are confident in our ability to continue building a larger, more diversified and more profitable company.

“Our tangible common equity ratio was 8.38% and our estimated Tier 1 Leverage ratio was 9.39% at March 31, 2018; we have ample capital to support our strategy. Our tangible book value per common share was $10.68, which represented an increase of 28.4% over a year ago.

“We welcome all of our new colleagues that have joined upon the completion of the Advantage Funding acquisition. Advantage Funding is a leading provider of commercial vehicle and transportation financing services based in Lake Success, NY. Advantage Funding will be integrated into our equipment finance business, which when combined with our existing business, will have over $1.0 billion in loans and leases outstanding. We anticipate the acquisition should add approximately five basis points to tax equivalent net interest margin in 2018 and will accelerate the transition of our loan portfolio to a more diversified loan mix.

“We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.
“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on May 21, 2018 to holders of record as of May 7, 2018.”
Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $96.9 million, or $0.43 per diluted share, for the first quarter of 2018, included the following items:

▪	a pre-tax net loss on sale of securities of $5.4 million; and

▪	the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $295 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $100.9 million, or $0.45 per diluted share, for the three months ended March 31, 2018.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 17.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	3/31/2017	12/31/2017	3/31/2018	Y-o-Y	Linked Qtr
Interest and dividend income	$126,000	$276,495	$281,346	123.3%	1.8%
Interest expense	17,210	42,471	46,976	173.0	10.6
Net interest income	$108,790	$234,024	$234,370	115.4	0.1

Accretion income on acquired loans	$3,482	$33,726	$30,340	771.3%	(10.0)%
Yield on loans	4.57%	4.77%	4.85%	28	8
Tax equivalent yield on investment securities	2.97	3.03	2.85	(12)	(18)
Tax equivalent yield on interest earning assets	4.09	4.32	4.31	22	(1)
Cost of total deposits	0.38	0.43	0.47	9	4
Cost of interest bearing deposits	0.55	0.54	0.59	4	5
Cost of borrowings	1.74	1.94	2.01	27	7
Tax equivalent net interest margin[5]	3.55	3.67	3.60	5	(7)

Average loans, including loans held for sale	$9,281,516	$19,518,485	$19,635,900	111.6%	0.6%
Average investment securities	3,273,658	5,926,824	6,602,175	101.7	11.4
Average total interest earning assets	12,889,578	26,043,748	26,833,922	108.2	3.0
Average deposits and mortgage escrow	10,186,615	20,483,857	20,688,147	103.1	1.0
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 35% federal tax rate in 2017 and 21% in 2018.

First quarter 2018 compared with first quarter 2017
Net interest income was $234.4 million, an increase of $125.6 million compared to the first quarter of 2017. This was mainly due to an increase in average loans outstanding between the periods as a result of the merger with Astoria (the “Astoria Merger”) and loans originated through our commercial banking teams. Other key components of the changes in net interest income and net interest margin were the following:

▪
The yield on loans was 4.85% compared to 4.57% for the three months ended March 31, 2017. The increase in yield on loans was mainly due to an increase in accretion income on acquired loans, which was $30.3 million in the first quarter of 2018 compared to $3.5 million in the first quarter of 2017.

▪	Average commercial loans were $14.3 billion compared to $8.3 billion in the first quarter of 2017, an increase of $6.0 billion or 72.3%.

▪
The tax equivalent yield on investment securities decreased 12 basis points to 2.85%. This was mainly due to the change in the federal income tax rate as the tax equivalent adjustment assumed a 35% federal tax rate in 2017 compared to a 21% federal tax rate in 2018, resulting from the Tax Cuts and Jobs Act of 2017. Average tax exempt securities balances grew to $2.6 billion for the quarter ended March 31, 2018, compared to $1.3 billion in the first quarter of 2017. Average investment securities were $6.6 billion, or 24.6%, of average earning assets for the first quarter of 2018 compared to $3.3 billion, or 25.4%, of average earning assets for the first quarter of 2017.

▪	The tax equivalent yield on interest earning assets increased 22 basis points between the periods to 4.31%, mainly due to higher accretion income on acquired loans, as described above.

▪	The cost of total deposits was 47 basis points and the cost of borrowings was 2.01%, compared to 38 basis points and 1.74%, respectively, for the same period a year ago.

▪
The total cost of interest bearing liabilities increased 10 basis points to 0.89% for the first quarter of 2018 compared to 0.79% for first quarter of 2017. This increase was mainly due to an increase in market interest rates, which increased the cost of wholesale, brokered and certificates of deposit between the periods.

The tax equivalent net interest margin was 3.60% for the first quarter of 2018 compared to 3.55% for the first quarter of 2017. The increase in tax equivalent net interest margin was mainly due to the increase in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.15% for the first quarter of 2018 compared to 3.44% in the first quarter of 2017. The decline in tax equivalent net interest margin excluding accretion income is mainly due to multi-family and residential mortgage loans acquired in the Astoria Merger, which generally have lower yields than the Company’s other loan assets, and to the change in tax equivalent adjustment rate due to the decrease in the federal income tax rate.

First quarter 2018 compared with linked quarter ended December 31, 2017
Net interest income increased $346 thousand compared to the linked quarter ended December 31, 2017. The increase in net interest income was mainly due to higher average balances of commercial loans and investment securities outstanding, which was substantially offset by a $3.4 million decline in accretion income on acquired loans and two fewer days in first quarter of 2018. Key components of the changes in net interest income in the linked quarter were the following:

▪
The yield on loans was 4.85% compared to 4.77% for the linked quarter, an increase of eight basis points, which was mainly due to the increase in market rates of interest. Accretion income on acquired loans was $30.3 million in the first quarter of 2018 compared to $33.7 million in the linked quarter.

▪	The average balance of portfolio loans increased $117.4 million and the average balance of commercial loans increased $320.1 million compared to the linked quarter.

▪
The tax equivalent yield on investment securities decreased 18 basis points to 2.85% in the first quarter of 2018, which was due to the change in the federal income tax rate. The average balance of investment securities increased $675.4 million compared to the linked quarter.

▪
The tax equivalent yield on interest earning assets decreased one basis point in the first quarter of 2018 to 4.31% compared to 4.32% in the linked quarter. This was mainly due to $3.4 million of lower accretion income on acquired loans, and a $3.1 million decrease in the tax equivalent adjustment due to the change in the tax rates.

▪	The cost of total deposits increased four basis points to 47 basis points in the quarter. The total cost of borrowings increased to 2.01% compared to 1.94% in the linked quarter.

▪
Average interest bearing deposits increased by $276.4 million and average borrowings increased $476.3 million relative to the linked quarter. Total interest expense increased by $4.5 million over the linked quarter.

The tax equivalent net interest margin was 3.60% compared to 3.67% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.16% in the linked quarter compared to 3.15% in the first quarter of 2018. The decline in tax equivalent net interest margin excluding accretion income between the current quarter and the linked quarter was mainly due to the change in the federal income tax rate. The composition of the Company’s earning assets continued to shift in the first quarter of 2018, as the average balance of residential mortgage loans decreased by $191.4 million and represented 24.5% of total portfolio loans compared to 25.3% at December 31, 2017. We anticipate that over time we will continue to replace the run-off of residential mortgages and other loans acquired in the Astoria Merger with higher yielding commercial loans.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	3/31/2017	12/31/2017	3/31/2018	Y-o-Y	Linked Qtr
Total non-interest income	$12,836	$23,762	$18,707	45.7%	(21.3)%
Net (loss) on sale of securities	(23)	(70)	(5,421)	NM	NM
Adjusted non-interest income	$12,859	$23,832	$24,128	87.6	1.2

First quarter 2018 compared with first quarter 2017
Excluding net (loss) on sale of securities, adjusted non-interest income increased $11.3 million in the first quarter of 2018 to $24.1 million compared to $12.9 million in the same quarter last year. The change was mainly due to the Astoria Merger as deposit fees and service charges increased by $3.7 million; bank owned life insurance income increased by $2.2 million; investment management fees increased by $1.6 million; and safe deposit box rental income increased $602 thousand, which is included in other non-interest income. In addition, fee income generated on payroll finance loans increased $1.2 million (which represents the majority of the increase in accounts receivable management / factoring commissions and other related fees) and other loan fees including letters of credit and loan swaps increased $433 thousand over the year ago period.

First quarter 2018 compared with linked quarter ended December 31, 2017
Excluding net (loss) on sale of securities, adjusted non-interest income increased approximately $296 thousand from $23.8 million in the linked quarter to $24.1 million in the first quarter of 2018. Increases in accounts receivables commissions / factoring commissions and other related fees and other commissions and loan fees were substantially offset by decreases in deposit fees and service charges and wealth management fees.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	3/31/2017	12/31/2017	3/31/2018	Y-o-Y	Linked Qtr
Compensation and benefits[7]	$31,187	$56,086	$54,680	75.3%	(2.5)%
Stock-based compensation plans	1,736	2,508	2,854	64.4	13.8
Occupancy and office operations	8,134	18,100	17,460	114.7	(3.5)
Information technology	2,469	11,984	11,718	374.6	(2.2)
Amortization of intangible assets	2,229	6,426	6,052	171.5	(5.8)
FDIC insurance and regulatory assessments	1,888	5,737	5,347	183.2	(6.8)
Other real estate owned, net (“OREO”)	1,676	742	364	(78.3)	(50.9)
Merger-related expenses	3,127	30,230	—	NM	NM
Charge for asset write-downs, systems integration, retention and severance	—	104,506	—	NM	NM
Other expenses	7,904	14,427	13,274	67.9	(8.0)
Total non-interest expense	$60,350	$250,746	$111,749	85.2	(55.4)
Full time equivalent employees (“FTEs”) at period end	978	2,076	2,016	106.1	(2.9)
Financial centers at period end	42	128	127	202.4	(0.8)
Operating efficiency ratio, as reported	49.6%	97.3%	44.2%	540	5,310
Operating efficiency ratio, as adjusted[6]	43.7	41.4	40.3	340	110
6 See a reconciliation of this non-GAAP financial measure beginning on page 17.
7 In the first quarter of 2018, the Company adopted a new retirement plan accounting standard. To conform to the current presentation, the Company reclassified $99 and $416 in the three months ended March 31, 2017 and December 31, 2017, respectively, from compensation and benefits expense to other non-interest expense. The adoption of this new standard did not impact the aggregate amount of total non-interest expense or net income.

First quarter 2018 compared with first quarter 2017
Total non-interest expense increased $51.4 million relative to the first quarter of 2017. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits increased $23.5 million between the periods. Total FTEs increased to 2,016 from 978, which was mainly due to the Astoria Merger. In addition, we continued to execute our growth strategy and hired commercial bankers and risk management personnel.

▪	Occupancy and office operations increased $9.3 million mainly due to the financial centers and other locations acquired in the Astoria Merger.

▪
Information technology expense increased $9.2 million between the periods. The increase is mainly due to the Astoria Merger. We anticipate this expense will decrease upon completion of the full systems conversion.

▪	Amortization of intangible assets increased $3.8 million. The increase is mainly due to the amortization of the core deposit intangible asset that was recorded in the Astoria Merger.

▪
FDIC insurance and regulatory assessments increased $3.5 million to $5.3 million in the first quarter of 2018, compared to $1.9 million for the first quarter of 2017. This was mainly due to growth in our total assets.

▪
OREO expense declined $1.3 million to $364 thousand in the first quarter of 2018, compared to $1.7 million for the fourth quarter of 2017. This was mainly due to write-downs on the value of properties based on updated appraisals in the first quarter of 2017. In the first quarter of 2018, gain on sale of OREO was $472 thousand, which substantially offset OREO write-downs and maintenance expense.

▪
Other expenses increased $13.3 million mainly due to the Astoria Merger and included a $1.3 million increase in professional fees, $979 thousand increase in communications expense, $992 thousand increase in advertising and promotion expense and a $739 thousand increase in operational losses.

First quarter 2018 compared with linked quarter ended December 31, 2017
Total non-interest expense decreased $139.0 million from $250.7 million in the linked quarter to $111.7 million in the first quarter of 2018. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits declined $1.4 million and was $54.7 million in the first quarter of 2018 compared to $56.1 million in the linked quarter. This was mainly due to the continued integration of Astoria’s operations, which has been partially offset by the hiring of additional relationship managers and risk management personnel.

▪	Occupancy and office operations declined $640 thousand mainly as we continue to execute our strategy of reducing our real estate footprint.

▪	OREO expense declined $378 thousand in the first quarter of 2018 compared to the linked quarter.

▪	There was no merger-related expense in the first quarter of 2018 compared to $30.2 million in the linked quarter.

▪	There were no charges for asset write-downs, systems integration, retention and severance in the first quarter of 2018 compared to $104.5 million in the linked quarter.

▪	Other expense decreased $1.2 million in the first quarter of 2018 and was $13.3 million compared to $14.4 million in the linked quarter.

Taxes
For the three months ended March 31, 2018, the Company earned pre-tax income of $128.3 million. We recorded income tax expense at an estimated effective tax rate of 23.25%. In addition, we recorded a tax benefit of $379 thousand as a discrete item related to stock-based compensation that vested in the first quarter of 2018. In the year ago period, we recorded income tax expense at 32.50% of pre-tax income, and recorded a tax benefit of $742 thousand as a discrete item related to stock-based compensation that vested in the first quarter of 2017. In the linked quarter, we incurred a pre-tax loss mainly due to charges incurred in connection with the Astoria Merger; however, we recorded income tax expense of $28.3 million which included a charge of $40.3 million to write-down our net deferred tax assets to their estimated value due to the enactment of the Tax Cuts and Jobs Act of 2017.

Key Balance Sheet Highlights as of March 31, 2018

($ in thousands)	As of			Change % / bps
	3/31/2017	12/31/2017	3/31/2018	Y-o-Y	Linked Qtr
Total assets	$14,659,337	$30,359,541	$30,468,780	107.8%	0.4%
Total portfolio loans, gross	9,763,967	20,008,983	19,939,245	104.2	(0.3)
Commercial & industrial (“C&I”) loans	4,181,818	5,306,821	5,341,548	27.7	0.7
Commercial real estate loans	4,376,645	8,998,419	9,099,606	107.9	1.1
Acquisition, development and construction loans	238,966	282,792	262,591	9.9	(7.1)
Total commercial loans	8,797,429	14,588,032	14,703,745	67.1	0.8
Residential mortgage loans	695,398	5,054,732	4,883,452	602.3	(3.4)
Total deposits	10,251,725	20,538,204	20,623,233	101.2	0.4
Core deposits [8]	9,426,612	19,388,254	19,538,410	107.3	0.8
Investment securities	3,416,395	6,474,561	6,635,286	94.2	2.5
Total borrowings	2,328,576	4,991,210	4,927,594	111.6	(1.3)
Loans to deposits	95.2%	97.4%	96.7%	150	(70)
Core deposits to total deposits	92.0	94.4	94.7	270	30
Investment securities to total assets	23.3	21.3	21.8	(150)	50
8 Given the Company’s greater proportion of certificates of deposit after completion of the Astoria Merger, the Company modified its definition of core deposits to also include certificates of deposit beginning in the first quarter of 2018. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and certificates of deposit accounts and exclude brokered and wholesale deposits, except for reciprocal Certificate of Deposit Account Registry balances.

Highlights in balance sheet items as of March 31, 2018 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 26.8%, commercial real estate loans (which include multi-family loans) represented 45.6%, consumer and residential mortgage loans combined represented 26.3%, and acquisition, development and construction loans represented 1.3% of the total loan portfolio. Loan growth in the year-over-year period was mainly a result of the Astoria Merger and originations by our commercial banking teams. Linked quarter comparisons are discussed below.

▪	C&I loans grew $34.7 million in the first quarter of 2018 compared to the linked quarter. Excluding loans acquired in the Astoria Merger, C&I loans increased $1.1 billion in the past twelve months.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $115.7 million in the linked quarter. Excluding loans acquired in the Astoria Merger, in the past twelve months commercial loans increased by $1.4 billion.

▪	Residential mortgage loans were $4.9 billion at March 31, 2018, compared to $5.1 billion at December 31, 2017. The decline was mainly due to repayments of loans acquired from Astoria.

▪
Aggregate exposure to taxi medallion relationships was $43.6 million, which represented 0.22% of total loans as of March 31, 2018, a decline of $2.4 million from $46.0 million as of December 31, 2017. The decline was mainly due to a charge-off of $2.1 million and repayments.

▪
Total deposits at March 31, 2018 increased $85.0 million compared to December 31, 2017, and increased $10.4 billion over March 31, 2017. We assumed $9.0 billion of deposits in the Astoria Merger. The remaining increase in deposits was mainly due to growth in commercial deposits and certificates of deposit.

▪	Core deposits at March 31, 2018 increased $150.2 million compared to December 31, 2017. Core deposits increased $10.1 billion over March 31, 2017.

▪	Municipal deposits at March 31, 2018 were $1.8 billion and increased by $190.4 million relative to the linked quarter. Municipal deposits typically experience seasonal inflows in the first quarter.

▪	Investment securities increased by $160.7 million relative to the linked quarter, and represented 21.8% of total assets at March 31, 2018.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	3/31/2017	12/31/2017	3/31/2018	Y-o-Y	Linked Qtr
Provision for loan losses	$4,500	$12,000	$13,000	188.9%	8.3%
Net charge-offs	1,183	6,221	8,815	645.1	41.7
Allowance for loan losses	66,939	77,907	82,092	22.6	5.4
Non-performing loans	72,924	187,213	182,046	149.6	(2.8)
Annualized net charge-offs to average loans	0.05%	0.13%	0.18%	13	5
Allowance for loan losses to total loans	0.69	0.39	0.41	(28)	2
Allowance for loan losses to non-performing loans	91.8	41.6	45.1	(4,670)	350
Provision for loan losses was $13.0 million for the first quarter of 2018 compared to $12.0 million in the linked quarter and $4.5 million in the same period a year ago. In the first quarter of 2018, provision for loan losses was $4.2 million in excess of net charge-offs of $8.8 million. Allowance coverage ratios were 0.41% of total loans and 45.1% of non-performing loans at March 31, 2018. Due to the Astoria Merger, a significant portion of the Company’s loan portfolio does not carry an allowance for loan losses, as the acquired loans are recorded at their estimated fair value on the acquisition date. Non-performing loans declined by $5.2 million to $182.0 million at March 31, 2018 compared to the linked quarter. The decline in non-performing loans was mainly due to net charge-offs and repayments, partially offset by loans that became non-performing during quarter.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	3/31/2017	12/31/2017	3/31/2018	Y-o-Y	Three months
Total stockholders’ equity	$1,888,613	$4,240,178	$4,273,755	126.3%	0.8%
Preferred stock	—	139,220	139,025	NM	NM
Goodwill and intangible assets	760,698	1,733,082	1,727,030	127.0	(0.3)
Tangible common stockholders’ equity	$1,127,915	$2,367,876	$2,407,700	113.5	1.7
Common shares outstanding	135,604,435	224,782,694	225,466,266	66.3	0.3
Book value per common share	$13.93	$18.24	$18.34	31.7	0.5
Tangible book value per common share [9]	8.32	10.53	10.68	28.4	1.4
Tangible common equity to tangible assets [9]	8.12%	8.27%	8.38%	26	11
Estimated Tier 1 leverage ratio - Company	8.89	9.39	9.39	50	—
Estimated Tier 1 leverage ratio - Bank	8.99	10.10	10.01	102	(9)
9 See a reconciliation of non-GAAP as adjusted financial measures beginning on page 17.

The increase in total stockholders’ equity of $33.6 million to $4.3 billion as of March 31, 2018 compared to December 31, 2017 was mainly due to earnings. The increase from net income available to common stockholders of $96.9 million was partially offset by common dividends of $15.7 million, preferred dividends of $2.2 million and a decrease in the fair value of our available for sale investment securities of $52.9 million.

Total goodwill and other intangible assets were $1.7 billion at March 31, 2018, a decrease of $6.1 million compared to December 31, 2017, which was due to amortization of intangibles for the period.

For the quarter ended March 31, 2018, basic and diluted weighted average common shares outstanding increased to 224.7 million and 225.3 million, respectively, compared to 223.5 million and 224.1 million, respectively, for the quarter ended December 31, 2017. The increase in the diluted weighted average shares was mainly due to stock-based compensation granted in connection with our performance for 2017. Total common shares outstanding at March 31, 2018 were approximately 225.5 million.

Tangible book value per share was $10.68 at March 31, 2018, which represented an increase of 28.4% over a year ago and an increase of 1.4% over December 31, 2017.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, April 25, 2018 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (888) 394-8218, Conference ID #5834389. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: difficulties and delays in integrating Astoria’s business, Advantage Funding’s business, or fully realizing cost savings and other benefits; business disruption; a failure to grow revenues faster than we grow expenses, a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	3/31/2017	12/31/2017	3/31/2018
Assets:
Cash and cash equivalents	$253,703	$479,906	$364,331
Investment securities	3,416,395	6,474,561	6,635,286
Loans held for sale	2,559	5,246	44,440
Portfolio loans:
Commercial and industrial (“C&I”)	4,181,818	5,306,821	5,341,548
Commercial real estate (including multi-family)	4,376,645	8,998,419	9,099,606
Acquisition, development and construction	238,966	282,792	262,591
Residential mortgage	695,398	5,054,732	4,883,452
Consumer	271,140	366,219	352,048
Total portfolio loans, gross	9,763,967	20,008,983	19,939,245
Allowance for loan losses	(66,939)	(77,907)	(82,092)
Total portfolio loans, net	9,697,028	19,931,076	19,857,153
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	148,030	284,112	354,832
Accrued interest receivable	48,974	94,098	102,129
Premises and equipment, net	57,567	321,722	318,267
Goodwill	696,600	1,579,891	1,579,891
Other intangibles	64,098	153,191	147,139
Bank owned life insurance	201,259	651,638	655,278
Other real estate owned	9,632	27,095	24,493
Other assets	63,492	357,005	385,541
Total assets	$14,659,337	$30,359,541	$30,468,780
Liabilities:
Deposits	$10,251,725	$20,538,204	$20,623,233
FHLB borrowings	2,035,000	4,510,123	4,449,829
Other borrowings	44,472	30,162	26,850
Senior notes	76,551	278,209	278,144
Subordinated notes	172,553	172,716	172,771
Mortgage escrow funds	13,153	122,641	161,724
Other liabilities	177,270	467,308	482,474
Total liabilities	12,770,724	26,119,363	26,195,025
Stockholders’ equity:
Preferred stock	—	139,220	139,025
Common stock	1,411	2,299	2,299
Additional paid-in capital	1,590,293	3,780,908	3,766,280
Treasury stock	(62,046)	(58,039)	(51,102)
Retained earnings	382,676	401,956	496,297
Accumulated other comprehensive (loss)	(23,721)	(26,166)	(79,044)
Total stockholders’ equity	1,888,613	4,240,178	4,273,755
Total liabilities and stockholders’ equity	$14,659,337	$30,359,541	$30,468,780

Shares of common stock outstanding at period end	135,604,435	224,782,694	225,466,266
Book value per common share	$13.93	$18.24	$18.34
Tangible book value per common share[1]	8.32	10.53	10.68
1 See reconciliation of non-GAAP financial measures beginning on page 17.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	3/31/2017	12/31/2017	3/31/2018
Interest and dividend income:
Loans and loan fees	$104,570	$234,452	$234,615
Securities taxable	12,282	24,743	27,061
Securities non-taxable	7,618	13,295	15,312
Other earning assets	1,530	4,005	4,358
Total interest and dividend income	126,000	276,495	281,346
Interest expense:
Deposits	9,508	22,305	24,206
Borrowings	7,702	20,166	22,770
Total interest expense	17,210	42,471	46,976
Net interest income	108,790	234,024	234,370
Provision for loan losses	4,500	12,000	13,000
Net interest income after provision for loan losses	104,290	222,024	221,370
Non-interest income:
Accounts receivable management / factoring commissions and other related fees	3,769	5,133	5,360
Deposit fees and service charges	3,335	7,236	7,003
Loan commissions and fees	2,987	2,995	3,406
Bank owned life insurance	1,370	3,474	3,614
Investment management fees	231	2,103	1,825
Net (loss) gain on sale of securities	(23)	(70)	(5,421)
Other	1,167	2,891	2,920
Total non-interest income	12,836	23,762	18,707
Non-interest expense:
Compensation and benefits	31,187	56,086	54,680
Stock-based compensation plans	1,736	2,508	2,854
Occupancy and office operations	8,134	18,100	17,460
Information Technology	2,469	11,984	11,718
Amortization of intangible assets	2,229	6,426	6,052
FDIC insurance and regulatory assessments	1,888	5,737	5,347
Other real estate owned, net	1,676	742	364
Merger-related expenses	3,127	30,230	—
Charge for asset write-downs, systems integration, retention and severance	—	104,506	—
Other	7,904	14,427	13,274
Total non-interest expense	60,350	250,746	111,749
Income before income tax expense	56,776	(4,960)	128,328
Income tax expense	17,709	28,319	29,456
Net income (loss)	39,067	(33,279)	98,872
Preferred stock dividend	—	2,002	1,999
Net income (loss) available to common stockholders	$39,067	$(35,281)	$96,873
Weighted average common shares:
Basic	135,163,347	223,501,073	224,730,686
Diluted	135,811,721	224,055,991	225,264,147
Earnings per common share:
Basic earnings per share	$0.29	$(0.16)	$0.43
Diluted earnings per share	0.29	(0.16)	0.43
Dividends declared per share	0.07	0.07	0.07

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Total assets	$14,659,337	$15,376,676	$16,780,097	$30,359,541	$30,468,780
Tangible assets [1]	13,898,639	14,618,192	16,023,807	28,626,459	28,741,750
Securities available for sale	1,941,671	2,095,872	2,579,076	3,612,072	3,760,338
Securities held to maturity	1,474,724	1,456,304	1,936,574	2,862,489	2,874,948
Portfolio loans	9,763,967	10,232,317	10,493,535	20,008,983	19,939,245
Goodwill	696,600	696,600	696,600	1,579,891	1,579,891
Other intangibles	64,098	61,884	59,690	153,191	147,139
Deposits	10,251,725	10,502,710	11,043,438	20,538,204	20,623,233
Municipal deposits (included above)	1,391,221	1,297,244	1,751,012	1,585,076	1,775,472
Borrowings	2,328,576	2,661,838	3,453,783	4,991,210	4,927,594
Stockholders’ equity	1,888,613	1,931,383	1,971,480	4,240,178	4,273,755
Tangible common equity [1]	1,127,915	1,172,899	1,215,190	2,367,876	2,407,700
Quarterly Average Balances
Total assets	14,015,953	14,704,793	15,661,514	29,277,502	30,018,289
Tangible assets [1]	13,253,877	13,944,946	14,904,016	27,567,351	28,287,337
Loans, gross:
Commercial real estate (includes multi-family)	4,190,817	4,396,281	4,443,142	8,839,256	9,028,849
Acquisition, development and construction	237,451	251,404	229,242	246,141	267,638
Commercial and industrial:
Traditional commercial and industrial	1,410,354	1,497,005	1,631,436	1,911,450	1,933,323
Asset-based lending[2]	713,438	737,039	740,037	781,732	781,392
Payroll finance[2]	217,031	225,080	229,522	250,673	229,920
Warehouse lending[2]	379,978	430,312	607,994	564,593	495,133
Factored receivables[2]	184,859	181,499	191,749	224,966	217,865
Equipment financing[2]	595,751	660,404	687,254	677,271	689,493
Public sector finance[2]	370,253	441,456	476,525	480,800	653,344
Total commercial and industrial	3,871,664	4,172,795	4,564,517	4,891,485	5,000,470
Residential mortgage	700,934	697,441	686,820	5,168,622	4,977,191
Consumer	280,650	268,502	262,693	372,981	361,752
Loans, total[3]	9,281,516	9,786,423	10,186,414	19,518,485	19,635,900
Securities (taxable)	2,016,752	2,142,168	2,483,718	3,840,147	3,997,542
Securities (non-taxable)	1,256,906	1,292,367	1,432,358	2,086,677	2,604,633
Other interest earning assets	334,404	341,895	368,630	598,439	595,847
Total earning assets	12,889,578	13,562,853	14,471,120	26,043,748	26,833,922
Deposits:
Non-interest bearing demand	3,177,448	3,185,506	3,042,392	4,043,213	3,971,079
Interest bearing demand	1,950,332	1,973,498	2,298,645	3,862,461	3,941,749
Savings (including mortgage escrow funds)	797,386	816,092	825,620	2,871,885	2,917,624
Money market	3,681,962	3,725,257	3,889,780	7,324,196	7,393,335
Certificates of deposit	579,487	584,996	634,569	2,382,102	2,464,360
Total deposits and mortgage escrow	10,186,615	10,285,349	10,691,006	20,483,857	20,688,147
Borrowings	1,799,204	2,313,992	2,779,143	4,121,605	4,597,903
Stockholders’ equity	1,869,085	1,913,933	1,955,252	4,235,739	4,243,897
Tangible common equity [1]	1,107,009	1,154,086	1,197,754	2,386,245	2,373,794

[1] See a reconciliation of non-GAAP financial measure beginning on page 17.
[2] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[3] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Basic earnings (loss) per share	$0.29	$0.31	$0.33	$(0.16)	$0.43
Diluted earnings (loss) per share	0.29	0.31	0.33	(0.16)	0.43
Adjusted diluted earnings per share, non-GAAP [1]	0.31	0.33	0.35	0.39	0.45
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per share	13.93	14.24	14.52	18.24	18.34
Tangible book value per share[1]	8.32	8.65	8.95	10.53	10.68
Shares of common stock o/s	135,604,435	135,658,226	135,807,544	224,782,694	225,466,266
Basic weighted average common shares o/s	135,163,347	135,317,866	135,346,791	223,501,073	224,730,686
Diluted weighted average common shares o/s	135,811,721	135,922,897	135,950,160	224,055,991	225,264,147
Performance Ratios (annualized)
Return on average assets	1.13%	1.16%	1.14%	(0.48)%	1.31%
Return on average equity	8.48	8.89	9.10	(3.30)	9.26
Return on average tangible assets	1.20	1.22	1.19	(0.51)	1.39
Return on avg tangible common equity	14.31	14.74	14.86	(5.87)	16.55
Return on average tangible assets, adjusted [1]	1.27	1.28	1.27	1.25	1.45
Return on avg tangible common equity, adjusted [1]	15.19	15.43	15.85	14.49	17.24
Operating efficiency ratio, as adjusted [1]	43.7	42.0	40.6	41.4	40.3
Analysis of Net Interest Income
Accretion income on acquired loans	$3,482	$2,888	$3,397	$33,726	$30,340
Yield on loans	4.57%	4.58%	4.67%	4.77%	4.85%
Yield on investment securities - tax equivalent [2]	2.97	2.93	2.87	3.03	2.85
Yield on interest earning assets - tax equivalent [2]	4.09	4.09	4.12	4.32	4.31
Cost of interest bearing deposits	0.55	0.62	0.69	0.54	0.59
Cost of total deposits	0.38	0.43	0.50	0.43	0.47
Cost of borrowings	1.74	1.75	1.75	1.94	2.01
Cost of interest bearing liabilities	0.79	0.89	0.97	0.82	0.89
Net interest rate spread - tax equivalent basis [2]	3.30	3.20	3.15	3.50	3.42
Net interest margin - GAAP basis	3.42	3.35	3.29	3.57	3.54
Net interest margin - tax equivalent basis [2]	3.55	3.47	3.42	3.67	3.60
Capital
Tier 1 leverage ratio - Company [3]	8.89%	8.72%	8.42%	9.39%	9.39%
Tier 1 leverage ratio - Bank only [3]	8.99	8.89	8.49	10.10	10.01
Tier 1 risk-based capital ratio - Bank only [3]	10.79	10.67	10.19	13.95	14.30
Total risk-based capital ratio - Bank only [3]	12.95	12.76	12.16	15.21	15.59
Tangible equity to tangible assets - Company [1]	8.12	8.02	7.58	8.27	8.38
Condensed Five Quarter Income Statement
Interest and dividend income	$126,000	$134,263	$145,692	$276,495	$281,346
Interest expense	17,210	21,005	25,619	42,471	46,976
Net interest income	108,790	113,258	120,073	234,024	234,370
Provision for loan losses	4,500	4,500	5,000	12,000	13,000
Net interest income after provision for loan losses	104,290	108,758	115,073	222,024	221,370
Non-interest income	12,836	13,618	13,988	23,762	18,707
Non-interest expense	60,350	59,657	62,617	250,746	111,749
Income (loss) before income tax expense	56,776	62,719	66,444	(4,960)	128,328
Income tax expense	17,709	20,319	21,592	28,319	29,456
Net income (loss)	$39,067	$42,400	$44,852	$(33,279)	$98,872

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 35% in 2017 and 21% in 2018.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Balance, beginning of period	$63,622	$66,939	$70,151	$72,128	$77,907
Provision for loan losses	4,500	4,500	5,000	12,000	13,000
Loan charge-offs[1]:
Traditional commercial & industrial	(687)	(164)	(68)	(4,570)	(3,572)
Asset based lending	—	—	—	—	—
Payroll finance	—	—	(188)	—	—
Factored receivables	(296)	(12)	(564)	(110)	(3)
Equipment financing	(471)	(610)	(741)	(1,343)	(4,199)
Commercial real estate	(83)	(944)	(1,345)	(7)	(1,353)
Acquisition development & construction	—	(22)	(5)	—	—
Residential mortgage	(158)	(120)	(389)	(193)	(39)
Consumer	(114)	(417)	(156)	(408)	(125)
Total charge offs	(1,809)	(2,289)	(3,456)	(6,631)	(9,291)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	139	523	316	164	214
Asset-based lending	3	1	1	—	—
Payroll finance	—	—	1	5	22
Factored receivables	16	2	5	—	3
Equipment financing	140	146	45	56	72
Commercial real estate	2	98	17	46	16
Acquisition development & construction	136	133	—	—	—
Residential mortgage	149	10	—	2	15
Consumer	41	88	48	137	131
Total recoveries	626	1,001	433	410	476
Net loan charge-offs	(1,183)	(1,288)	(3,023)	(6,221)	(8,815)
Balance, end of period	$66,939	$70,151	$72,128	$77,907	$82,092
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$72,136	$70,416	$69,060	$186,357	$181,745
NPLs still accruing	788	935	392	856	301
Total NPLs	72,924	71,351	69,452	187,213	182,046
Other real estate owned	9,632	10,198	11,697	27,095	24,493
Non-performing assets (“NPAs”)	$82,556	$81,549	$81,149	$214,308	$206,539
Loans 30 to 89 days past due	$15,611	$15,070	$21,491	$53,533	$59,818
Net charge-offs as a % of average loans (annualized)	0.05%	0.05%	0.12%	0.13%	0.18%
NPLs as a % of total loans	0.75	0.70	0.66	0.94	0.91
NPAs as a % of total assets	0.56	0.53	0.48	0.71	0.68
Allowance for loan losses as a % of NPLs	91.8	98.3	103.9	41.6	45.1
Allowance for loan losses as a % of total loans	0.69	0.69	0.69	0.39	0.41
Special mention loans	$110,832	$102,996	$117,984	$136,558	$101,904
Substandard loans	101,496	97,476	104,205	232,491	245,910
Doubtful loans	902	895	795	764	968

[1] There were no charge-offs or recoveries on warehouse lending, public sector finance or multi-family loans during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2017			March 31, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$4,891,485	$60,452	4.90%	$5,000,470	$60,873	4.94%
Commercial real estate (includes multi-family)	8,839,256	102,789	4.61	9,028,849	103,281	4.64
Acquisition, development and construction	246,141	3,727	6.01	267,638	3,671	5.56
Commercial loans	13,976,882	166,968	4.74	14,296,957	167,825	4.76
Consumer loans	372,981	5,103	5.43	361,752	4,411	4.95
Residential mortgage loans	5,168,622	62,381	4.83	4,977,191	62,379	5.01
Total gross loans [1]	19,518,485	234,452	4.77	19,635,900	234,615	4.85
Securities taxable	3,840,147	24,743	2.56	3,997,542	27,061	2.75
Securities non-taxable	2,086,677	20,453	3.92	2,604,633	19,382	2.98
Interest earning deposits	361,825	873	0.96	305,270	828	1.10
FHLB and Federal Reserve Bank Stock	236,614	3,132	5.25	290,577	3,530	4.93
Total securities and other earning assets	6,525,263	49,201	2.99	7,198,022	50,801	2.86
Total interest earning assets	26,043,748	283,653	4.32	26,833,922	285,416	4.31
Non-interest earning assets	3,233,754			3,184,367
Total assets	$29,277,502			$30,018,289
Interest bearing liabilities:
Demand and savings [2] deposits	$6,734,346	$5,904	0.35%	$6,859,373	$7,173	0.42%
Money market deposits	7,324,196	10,790	0.58	7,393,335	10,912	0.60
Certificates of deposit	2,382,102	5,611	0.93	2,464,360	6,121	1.01
Total interest bearing deposits	16,440,644	22,305	0.54	16,717,068	24,206	0.59
Senior notes	276,051	2,759	3.97	278,181	2,740	3.94
Other borrowings	3,672,874	15,055	1.63	4,146,987	17,678	1.73
Subordinated notes	172,680	2,352	5.45	172,735	2,352	5.45
Total borrowings	4,121,605	20,166	1.94	4,597,903	22,770	2.01
Total interest bearing liabilities	20,562,249	42,471	0.82	21,314,971	46,976	0.89
Non-interest bearing deposits	4,043,213			3,971,079
Other non-interest bearing liabilities	436,301			488,342
Total liabilities	25,041,763			25,774,392
Stockholders’ equity	4,235,739			4,243,897
Total liabilities and stockholders’ equity	$29,277,502			$30,018,289
Net interest rate spread [3]			3.50%			3.42%
Net interest earning assets [4]	$5,481,499			$5,518,951
Net interest margin - tax equivalent		241,182	3.67%		238,440	3.60%
Less tax equivalent adjustment		(7,158)			(4,070)
Net interest income		$234,024			$234,370
Ratio of interest earning assets to interest bearing liabilities	126.7%			125.9%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	March 31, 2017			March 31, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$3,871,664	$48,237	5.05%	$5,000,470	$60,873	4.94%
Commercial real estate (includes multi-family)	4,190,817	43,186	4.18	9,028,849	103,281	4.64
Acquisition, development and construction	237,451	3,125	5.34	267,638	3,671	5.56
Commercial loans	8,299,932	94,548	4.62	14,296,957	167,825	4.76
Consumer loans	280,650	3,132	4.53	361,752	4,411	4.95
Residential mortgage loans	700,934	6,890	3.93	4,977,191	62,379	5.01
Total gross loans [1]	9,281,516	104,570	4.57	19,635,900	234,615	4.85
Securities taxable	2,016,752	12,282	2.47	3,997,542	27,061	2.75
Securities non-taxable	1,256,906	11,720	3.73	2,604,633	19,382	2.98
Interest earning deposits	210,800	254	0.49	305,270	828	1.10
FHLB and Federal Reserve Bank stock	123,604	1,276	4.19	290,577	3,530	4.93
Total securities and other earning assets	3,608,062	25,532	2.87	7,198,022	50,801	2.86
Total interest earning assets	12,889,578	130,102	4.09	26,833,922	285,416	4.31
Non-interest earning assets	1,126,375			3,184,367
Total assets	$14,015,953			$30,018,289
Interest bearing liabilities:
Demand and savings [2] deposits	$2,747,718	$3,186	0.47	$6,859,373	$7,173	0.42
Money market deposits	3,681,962	4,944	0.54	7,393,335	10,912	0.60
Certificates of deposit	579,487	1,378	0.96	2,464,360	6,121	1.01
Total interest bearing deposits	7,009,167	9,508	0.55	16,717,068	24,206	0.59
Senior notes	76,497	1,141	6.05	278,181	2,740	3.94
Other borrowings	1,550,183	4,212	1.10	4,146,987	17,678	1.73
Subordinated notes	172,524	2,349	5.45	172,735	2,352	5.45
Total borrowings	1,799,204	7,702	1.74	4,597,903	22,770	2.01
Total interest bearing liabilities	8,808,371	17,210	0.79	21,314,971	46,976	0.89
Non-interest bearing deposits	3,177,448			3,971,079
Other non-interest bearing liabilities	161,049			488,342
Total liabilities	12,146,868			25,774,392
Stockholders’ equity	1,869,085			4,243,897
Total liabilities and stockholders’ equity	$14,015,953			$30,018,289
Net interest rate spread [3]			3.30%			3.42%
Net interest earning assets [4]	$4,081,207			$5,518,951
Net interest margin - tax equivalent		112,892	3.55%		238,440	3.60%
Less tax equivalent adjustment		(4,102)			(4,070)
Net interest income		$108,790			$234,370
Ratio of interest earning assets to interest bearing liabilities	146.3%			125.9%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 19.
	As of or for the Quarter Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$14,659,337	$15,376,676	$16,780,097	$30,359,541	$30,468,780
Goodwill and other intangibles	(760,698)	(758,484)	(756,290)	(1,733,082)	(1,727,030)
Tangible assets	13,898,639	14,618,192	16,023,807	28,626,459	28,741,750
Stockholders’ equity	1,888,613	1,931,383	1,971,480	4,240,178	4,273,755
Preferred stock	—	—	—	(139,220)	(139,025)
Goodwill and other intangibles	(760,698)	(758,484)	(756,290)	(1,733,082)	(1,727,030)
Tangible common stockholders’ equity	1,127,915	1,172,899	1,215,190	2,367,876	2,407,700
Common stock outstanding at period end	135,604,435	135,658,226	135,807,544	224,782,694	225,466,266
Common stockholders’ equity as a % of total assets	12.88%	12.56%	11.75%	13.51%	13.57%
Book value per common share	$13.93	$14.24	$14.52	$18.24	$18.34
Tangible common equity as a % of tangible assets	8.12%	8.02%	7.58%	8.27%	8.38%
Tangible book value per common share	$8.32	$8.65	$8.95	$10.53	$10.68

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$1,869,085	$1,913,933	$1,955,252	$4,235,739	$4,243,897
Average preferred stock	—	—	—	(139,343)	(139,151)
Average goodwill and other intangibles	(762,076)	(759,847)	(757,498)	(1,710,151)	(1,730,952)
Average tangible common stockholders’ equity	1,107,009	1,154,086	1,197,754	2,386,245	2,373,794
Net income (loss) available to common	39,067	42,400	44,852	(35,281)	96,873
Net income (loss), if annualized	158,438	170,066	177,945	(139,974)	392,874
Reported return on avg tangible common equity	14.31%	14.74%	14.86%	(5.87)%	16.55%
Adjusted net income (see reconciliation on page 18)	$41,461	$44,393	$47,865	$87,171	$100,880
Annualized adjusted net income	168,147	178,060	189,899	345,841	409,124
Adjusted return on average tangible common equity	15.19%	15.43%	15.85%	14.49%	17.24%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$14,015,953	$14,704,793	$15,661,514	$29,277,502	$30,018,289
Average goodwill and other intangibles	(762,076)	(759,847)	(757,498)	(1,710,151)	(1,730,952)
Average tangible assets	13,253,877	13,944,946	14,904,016	27,567,351	28,287,337
Net income (loss)	39,067	42,400	44,852	(35,281)	96,873
Net income (loss), if annualized	158,438	170,066	177,945	(139,974)	392,874
Reported return on average tangible assets	1.20%	1.22%	1.19%	(0.51)%	1.39%
Adjusted net income (see reconciliation on page 18)	$41,461	$44,393	$47,865	$87,171	$100,880
Annualized adjusted net income	168,147	178,060	189,899	345,841	409,124
Adjusted return on average tangible assets	1.27%	1.28%	1.27%	1.25%	1.45%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 19.
	As of and for the Quarter Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$108,790	$113,258	$120,073	$234,024	$234,370
Non-interest income	12,836	13,618	13,988	23,762	18,707
Total net revenue	121,626	126,876	134,061	257,786	253,077
Tax equivalent adjustment on securities	4,102	4,195	4,599	7,158	4,070
Net loss on sale of securities	23	230	21	70	5,421
Adjusted total net revenue	125,751	131,301	138,681	265,014	262,568
Non-interest expense	60,350	59,657	62,617	250,746	111,749
Merger-related expense	(3,127)	(1,766)	(4,109)	(30,230)	—
Charge for asset write-downs, systems integration, retention and severance	—	(603)	—	(104,506)	—
Amortization of intangible assets	(2,229)	(2,187)	(2,166)	(6,426)	(6,052)
Adjusted non-interest expense	54,994	55,101	56,342	109,584	105,697
Reported operating efficiency ratio	49.6%	47.0%	46.7%	97.3%	44.2%
Adjusted operating efficiency ratio	43.7	42.0	40.6	41.4	40.3

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share[5]:

Income (loss) before income tax expense	$56,776	$62,719	$66,444	$(4,960)	$128,328
Income tax expense	17,709	20,319	21,592	28,319	29,456
Net income (loss) (GAAP)	39,067	42,400	44,852	(33,279)	98,872
Adjustments:
Net loss on sale of securities	23	230	21	70	5,421
Merger-related expense	3,127	1,766	4,109	30,230	—
Charge for asset write-downs, systems integration, retention and severance	—	603	—	104,506	—
Amortization of non-compete agreements and acquired customer list intangible assets	396	354	333	333	295
Total pre-tax adjustments	3,546	2,953	4,463	135,139	5,716
Adjusted pre-tax income	60,322	65,672	70,907	130,179	134,044
Adjusted income tax expense	(18,861)	(21,279)	(23,042)	(41,006)	(31,165)
Adjusted net income (non-GAAP)	41,461	44,393	47,865	89,173	102,879
Preferred stock dividend	—	—	—	2,002	1,999
Adjusted net income available to common stockholders (non-GAAP)	$41,461	$44,393	$47,865	$87,171	$100,880

Weighted average diluted shares	135,811,721	135,922,897	135,950,160	224,055,991	225,264,147
Reported diluted EPS (GAAP)	$0.29	$0.31	$0.33	$(0.16)	$0.43
Adjusted diluted EPS (non-GAAP)	0.31	0.33	0.35	0.39	0.45

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income and adjusted diluted earnings per share present a summary of our earnings which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.